Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 26, 1997, with respect to the financial statements of AerForce Communications B, L.P. included in the Information Statement (Form 10) of ARF Force Communications B, Inc. for the registration of shares of its class A Common Stock.



                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP

Stamford, Connecticut
September 3, 1997